Advanced Emissions Solutions Reports First Quarter 2022 Results
Consumables revenue growth of 42% compared to the prior year, production volume at Red River plant above expectations

GREENWOOD VILLAGE, Colorado, May 9, 2022 - GlobeNewswire - Advanced Emissions Solutions, Inc. (NASDAQ: ADES) (the "Company" or "ADES") today filed its Quarterly Report on Form 10-Q and reported financial results for the quarter ended March 31, 2022, including information about its equity investments in Tinuum Group, LLC ("Tinuum Group") and Tinuum Services, LLC ("Tinuum Services") (collectively "Tinuum"), of which ADES owns 42.5% and 50%, respectively.

First Quarter Highlights
•Production volume of activated carbon products at our Red River plant exceeded internal expectations.
•First quarter consumables revenue was $26.4 million compared to $18.5 million in the prior year.
•First quarter net loss was $3.0 million compared to net income of $13.7 million in the prior year, which reflects margin pressures and the winddown of the former RC business segment at the end of 2021.
•First quarter consolidated Adjusted EBITDA was $0.9 million compared to $26.1 million in the prior year, as the prior year includes $27.2 million of Adjusted EBITDA from the former RC segment.
•Cash balances at March 31, 2022, including restricted cash, totaled $89.8 million, compared to $88.8 million as of December 31, 2021. The Company's only debt outstanding are finance lease obligations which total $3.9 million.
•Tinuum's first quarter distributions to ADES totaled $2.5 million compared to $23.3 million in the prior year.
•After-tax net RC cash flows to ADES are projected to approximate $0.5 million to $1.0 million during the second quarter of 2022 as Tinuum winds down its operations.
•In May 2021, the Company initiated a strategic review to assess a range of strategic alternatives to maximize shareholder value. There is no assurance that the review process will result in pursuing or completing any action or transaction, and no timetable has been set for completion of this process. The Company has been encouraged by continued progress and will provide an update as appropriate.

“Sales of our activated carbon products was strong in the first quarter as high customer demand remains supported by favorable macroeconomic and industry dynamics,” said Greg Marken, CEO of ADES. “The first quarter production volume at our Red River plant exceeded our internal expectations, allowing us to increase inventory levels as we prepare for what is typically a seasonally strong period during the upcoming summer months. With capacity utilization high, we continue to source inventory from third parties to meet sustained customer demand and expect inventory tightness and general supply-chain constraints to remain in the near-term and these factors will continue to weigh on our margin profile. However, given our successful production results this quarter, we are feeling incrementally more comfortable with our inventory flexibility and our ability to more efficiently meet customer obligations. As previously announced, we implemented multiple price increases related to our consumable products during the past twelve months and we have been pleased with our ability to improve our contractual terms as contracts have come up for renewal or new business is pursued. As a result, we have seen our average selling price trend higher over the past few quarters which is partially offsetting cost pressures related to inventory and logistics. Looking ahead to the remainder of 2022, we expect customer demand and our plant utilization to remain elevated."

Marken concluded, “As a reminder, all remaining invested Refined Coal facilities reached the end of their respective tax credit generation periods on December 31, 2021. Beginning during the first quarter of 2022 and going forward, we will report a single operating segment for the business. Lastly, we remain pleased with the strategic review process and will provide additional updates as appropriate. Meanwhile, our focus of driving improved profitability at our Red River plant and fulfilling our customer commitments remains front-and-center."

First Quarter 2022 Results

First quarter revenues and costs of revenues were $26.4 million and $21.5 million, respectively, compared with $22.6 million and $14.0 million for the first quarter of 2021. The increase in revenue was the result of a $7.9 million increase in sales of consumable products, which more than offset the benefit of $4.1 million in royalty earnings from the former RC segment in the prior year. The Company collected its final royalty payment during the first quarter of 2022, related to royalties earned in the fourth quarter of 2021.
First quarter other operating expenses were $8.2 million compared to $8.3 million for the first quarter of 2021. The decline was primarily the result of lower depreciation and amortization expense, partially offset by higher payroll and benefits as well as higher legal and professional fees, largely related to the strategic review.
First quarter earnings from equity method investments were $0.8 million, compared to $18.3 million in the first quarter of 2021. The decrease in earnings from equity method investments is the result of all remaining invested Refined Coal facilities reaching the end of their tax credit generation period as of December 31, 2021.
First quarter interest expense was $0.1 million, compared to $0.8 million in the first quarter of 2021. The decrease in interest expense was primarily driven by the full repayment of the Company’s senior term loan during the second quarter of 2021.
The Company did not recognize any income tax expense or benefit for the first quarter of 2022 compared to income tax expense of $4.5 million for the first quarter of 2021.
The Company reported a net loss of $3.0 million for the first quarter of 2022, compared to net income of $13.7 million for the first quarter of 2021. The decline was primarily driven by lower pre-tax income due to lower earnings from equity method investments as a result of the wind down of the former RC segment.
First quarter consolidated Adjusted EBITDA was $0.9 million compared to $26.1 million in the prior year. The decline in adjusted EBITDA was mainly the result of the decline in earnings from the former RC segment, which contributed $27.2 million of Adjusted EBITDA during the first quarter of 2021. See note below regarding the use of the Non-GAAP financial measure Adjusted EBITDA and a reconciliation to the most comparable GAAP financial measure.

Conference Call and Webcast Information
The Company has scheduled a conference call to begin at 9:00 a.m. Eastern Time on Tuesday, May 10, 2022. The conference call webcast information will be available via the Investor Resources section of ADES's website at www.advancedemissionssolutions.com. Interested parties may also participate in the call by registering at http://events.q4inc.com/attendee/666425897. A supplemental investor presentation will be available on the Company's Investor Resources section of the website prior to the start of the conference call.

As part of the conference call, ADES will conduct a question and answer session. Investors are invited to email their questions in advance to ADES@alpha-ir.com.

About Advanced Emissions Solutions, Inc.
Advanced Emissions Solutions, Inc. serves as the holding entity for a family of companies that provide emissions solutions to customers in the power generation and other industries.

ADA brings together ADA Carbon Solutions, LLC, a leading provider of powder activated carbon ("PAC") and ADA-ES, Inc., the providers of ADA® M-Prove™ Technology.  We provide products and services to control mercury and other contaminants at coal-fired power generators and other industrial companies. Our broad suite of complementary products control contaminants and help our customers meet their compliance objectives consistently and reliably.

CarbPure Technologies LLC, (“CarbPure”), formed in 2015 provides high-quality PAC and granular activated carbon ideally suited for treatment of potable water and wastewater. Our affiliate company, ADA Carbon Solutions, LLC manufactures the products for CarbPure.

Caution on Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include projection on future after-tax, net RC cash flows and results from the Company's review of strategic alternatives, among other matters. These forward-looking statements involve risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to, opportunities for additional sales of our lignite activated carbon products and end-market diversification, the outcome of the review of strategic alternatives, our ability to meet customer supply requirements, the rate of coal-fired power generation in the United States, timing of new and pending regulations and any legal challenges to or extensions of compliance dates of them; the US government’s failure to promulgate regulations that benefit our business; changes in laws and regulations, IRS interpretations or guidance, accounting rules, any pending court decisions, prices, economic conditions and market demand; impact of competition; availability, cost of and demand for alternative energy sources and other technologies; technical, start up and operational difficulties; competition within the industries in which we operate; loss of key personnel; ongoing effects of the COVID-19 pandemic and associated economic downturn on our operations and prospects; as well as other factors relating to our business, as described in our filings with the SEC, with particular emphasis on the risk factor disclosures contained in those filings. You are cautioned not to place undue reliance on the forward-looking statements and to consult filings we have made and will make with the SEC for additional discussion concerning risks and uncertainties that may apply to our business and the ownership of our securities. In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this press release. Such changes in our intentions my also cause or results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise. The forward-looking statements speak only as to the date of this press release.
Source: Advanced Emissions Solutions, Inc.
Investor Contact:
Alpha IR Group
Ryan Coleman or Chris Hodges
312-445-2870
ADES@alpha-ir.com

TABLE 1
Advanced Emissions Solutions, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	As of
(in thousands, except share data)	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$79,807	$78,753
Receivables, net	13,008	12,622
Receivables, related parties	—	2,481
Inventories, net	10,280	7,850
Prepaid expenses and other assets	7,387	6,661
Total current assets	110,482	108,367
Restricted cash, long-term	10,000	10,027
Property, plant and equipment, net of accumulated depreciation of $8,885 and $7,684, respectively	30,310	30,171
Intangible assets, net	1,155	1,237
Equity method investments	711	2,391
Other long-term assets, net	28,913	33,243
Total Assets	$181,571	$185,436
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,328	$10,009
Accrued payroll and related liabilities	3,959	6,477
Current portion of finance lease obligations	957	1,011
Other current liabilities	4,552	5,124
Total current liabilities	18,796	22,621
Long-term finance lease obligations, net of current portion	2,955	3,152
Other long-term liabilities	15,470	12,362
Total Liabilities	37,221	38,135
Commitments and contingencies
Stockholders’ equity:
Preferred stock: par value of $.001 per share, 50,000,000 shares authorized, none outstanding	—	—
Common stock: par value of $.001 per share, 100,000,000 shares authorized, 23,724,218 and 23,460,212 shares issued, and 19,106,072 and 18,842,066 shares outstanding at March 31, 2022 and December 31, 2021, respectively	24	23
Treasury stock, at cost: 4,618,146 and 4,618,146 shares as of March 31, 2022 and December 31, 2021, respectively	(47,692)	(47,692)
Additional paid-in capital	102,187	102,106
Retained earnings	89,831	92,864
Total Stockholders’ Equity	144,350	147,301
Total Liabilities and Stockholders’ Equity	$181,571	$185,436

TABLE 2
Advanced Emissions Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
(in thousands, except per share data)	2022	2021
Revenues:
Consumables	$26,402	$18,541
License royalties, related party	—	4,066
Total revenues	26,402	22,607
Operating expenses:
Consumables cost of revenue, exclusive of depreciation and amortization	21,507	13,984
Payroll and benefits	2,626	2,469
Legal and professional fees	2,172	1,803
General and administrative	1,926	1,915
Depreciation, amortization, depletion and accretion	1,506	2,106
Total operating expenses	29,737	22,277
Operating (loss) income	(3,335)	330
Other income (expense):
Earnings from equity method investments	833	18,312
Interest expense	(86)	(837)
Other	(445)	421
Total other income	302	17,896
(Loss) income before income tax expense	(3,033)	18,226
Income tax expense	—	4,489
Net (loss) income	$(3,033)	$13,737
Earnings (loss) per common share:
Basic	$(0.17)	$0.76
Diluted	$(0.17)	$0.75
Weighted-average number of common shares outstanding:
Basic	18,344	18,166
Diluted	18,344	18,274

TABLE 3
Advanced Emissions Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2022	2021
Cash flows from operating activities
Net (loss) income	$(3,033)	$13,737
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Deferred income tax expense	—	3,051
Depreciation, amortization, depletion and accretion	1,506	2,106
Operating lease expense	663	379
Amortization of debt discount and debt issuance costs	—	591
Stock-based compensation expense	464	421
Earnings from equity method investments	(833)	(18,312)
Other non-cash items, net	550	(273)
Changes in operating assets and liabilities:
Receivables and related party receivables	2,095	2,147
Prepaid expenses and other assets	(725)	1,178
Inventories, net	(2,359)	1,548
Other long-term assets, net	3,116	(1,817)
Accounts payable	(692)	(706)
Accrued payroll and related liabilities	(2,518)	(1,043)
Other current liabilities	(1,231)	1,305
Operating lease liabilities	2,680	2,104
Other long-term liabilities	910	(2,113)
Distributions from equity method investees, return on investment	1,501	17,644
Net cash provided by operating activities	2,094	21,947
Cash flows from investing activities
Distributions from equity method investees in excess of cumulative earnings	1,013	5,607
Acquisition of property, plant, equipment, and intangible assets, net	(1,359)	(1,321)
Mine development costs	(93)	(248)
Proceeds from sale of property and equipment	—	848
Net cash (used in) provided by investing activities	(439)	4,886
Cash flows from financing activities
Principal payments on term loan	—	(10,000)
Principal payments on finance lease obligations	(226)	(315)
Dividends paid	(20)	—
Repurchase of common shares to satisfy tax withholdings	(382)	(216)
Net cash used in financing activities	(628)	(10,531)
Increase in Cash and Cash Equivalents and Restricted Cash	1,027	16,302
Cash and Cash Equivalents and Restricted Cash, beginning of period	88,780	35,932
Cash and Cash Equivalents and Restricted Cash, end of period	$89,807	$52,234
Supplemental disclosure of non-cash investing and financing activities:
Acquisition of property and equipment through accounts payable	$10	$765

Note on Non-GAAP Financial Measures
To supplement the Company's financial information presented in accordance with U.S. generally accepted accounting principles, or GAAP, the Press Release includes non-GAAP measures of certain financial performance. The non-GAAP measures include Consolidated Adjusted EBITDA. The Company included non-GAAP measures because management believes that they help to facilitate comparison of operating results between periods. The Company believes the non-GAAP measures provide useful information to both management and users of the financial statements by excluding certain expenses that may not be indicative of core operating results and business outlook. These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures.
The Company has defined Consolidated Adjusted EBITDA as net income, adjusted for the impact of the following items that are either non-cash or that the Company does not consider representative of its ongoing operating performance: depreciation, amortization, depletion and accretion, amortization of upfront customer consideration that was recorded as a component of the Marshall Mine Acquisition ("Upfront Customer Consideration"), interest expense, net, income tax expense; then reduced by the non-cash impact of equity earnings from equity method investments and increased by cash distributions from equity method investments and the loss on early settlement of the Norit Receivable. The Company believes that the Consolidated Adjusted EBITDA measure is less susceptible to variances that affect the Company's operating performance.
The Company presents the non-GAAP measures because the Company believes they are useful as supplemental measures in evaluating the performance of the Company's operating performance and provide greater transparency into the results of operations. The Company's management uses Consolidated Adjusted EBITDA as a factor in evaluating the performance of its business. The adjustments to Consolidated Adjusted EBITDA in future periods are generally expected to be similar. Consolidated Adjusted EBITDA has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analyzing the Company's results as reported under GAAP.

TABLE 4

Advanced Emissions Solutions, Inc. and Subsidiaries
Consolidated Adjusted EBITDA Reconciliation to Net (Loss) Income
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2022	2021
Net (loss) income	$(3,033)	$13,737
Depreciation, amortization, depletion and accretion	1,506	2,106
Amortization of Upfront Customer Consideration	127	127
Interest expense, net	64	729
Income tax (benefit) expense	—	4,489
Consolidated (EBITDA loss) EBITDA	(1,336)	21,188
Cash distributions from equity method investees	2,514	23,251
Equity earnings	(833)	(18,312)
Loss on early settlement of Norit Receivable	535	—
Consolidated Adjusted EBITDA	$880	$26,127